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                             BASIN EXPLORATION, INC.
                              EQUITY INCENTIVE PLAN
                            (as amended May 12, 1999)

                                    SECTION 1
                                  INTRODUCTION

         1.1 ESTABLISHMENT. Basin Exploration, Inc., a Delaware corporation (hereinafter referred to, together with its Affiliated Corporations (as defined in subsection 2.1(a)) as the "Company" except where the context otherwise requires), hereby establishes the Basin Exploration, Inc. Equity Incentive Plan (the "Plan") for certain key employees, non-employee directors and consultants of the Company.

         1.2 PURPOSES. The purposes of the Plan are to provide participants with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value. With respect to key management employees, the Plan is intended to help ensure that the income of these employees is more closely aligned with the income of the Company's stockholders. The Plan is also designed to attract key employees and to retain and motivate participants by providing an opportunity for investment in the Company.

                                    SECTION 2
                                   DEFINITIONS

         2.1 DEFINITIONS. The following terms shall have the meanings set forth below:

             (a) "AFFILIATED CORPORATION" means any corporation or other entity (including but not limited to a partnership) which is affiliated with Basin Exploration, Inc. through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) of the Internal Revenue Code.

             (b) "AWARD" means a grant made under this Plan in the form of Stock, Options, Restricted Stock, Performance Shares, or Performance Units.

             (c) "BOARD" means the Board of Directors of the Company.

             (d) "EFFECTIVE DATE" means the effective date of the Plan, March 9, 1992.

             (e) "ELIGIBLE EMPLOYEES" means full-time key employees (including, without limitation, officers and directors who are also employees) of the Company or any Affiliated Corporation or any division thereof, upon whose judgment, initiative and efforts the Company is, or will be, important to the successful conduct of its business.

             (f) "EMPLOYEE COMMITTEE" means a committee that may be established by the Board and composed of one or more members of the Board of Directors who may, but need not be,

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Non-Employee Directors. The Employee Committee may be empowered by the Board to grant Awards to Eligible Employees who are not directors or "officers" of the Company as that term is defined in Rule 16a-1(f), promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), and to establish the terms of such Awards at the time of grant, but shall have no other authority with respect to the Plan or outstanding Awards except as expressly set forth herein.

             (g) "FAIR MARKET VALUE" means the officially quoted closing price of the Stock on the NASDAQ National Market System on a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions. If no such prices are reported on the NASDAQ National Market System, then Fair Market Value shall mean the average of the high and low sale prices for the Stock (or if no sales prices are reported, the average of the high and low bid prices) as reported by the principal regional stock exchange, or if not so reported, as reported by NASDAQ or a quotation system of general circulation to brokers and dealers. If the Stock is not publicly traded, the Fair Market Value of the Stock on any date shall be determined in good faith by the Incentive Plan Committee after such consultation with outside legal, accounting and other experts as the Incentive Plan Committee may deem advisable, and the Committee shall maintain a written record of its method of determining such value.

             (h) "INCENTIVE PLAN COMMITTEE" means a committee consisting of at least two Non-Employee Directors who are empowered hereunder to take actions in the administration of the Plan. The Incentive Plan Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the 1934 Act. Members of the Incentive Plan Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board.

             (i) "INCENTIVE STOCK OPTION" means any Option designated as such and granted in accordance with the requirements of Section 422 of the Internal Revenue Code.

             (j) "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

             (k) "NON-EMPLOYEE DIRECTOR" means any member of the Board who meets the definition of Non-Employee Director under Rule 16b-3 of the 1934 Act.

             (l) "NON-STATUTORY OPTION" means any Option other than an Incentive Stock Option.

             (m) "OPTION" means a right to purchase Stock at a stated price for a specified period of time.

             (n) "OPTION PRICE" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

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             (o) "PARTICIPANT" means an Eligible Employee, Non-Employee
Director or consultant to the Company designated by the Incentive Plan Committee from time to time during the term of the Plan to receive one or more Awards under the Plan.

             (p) "PERFORMANCE CYCLE" means the period of time as specified by the Incentive Plan Committee over which Performance Share or Performance Units are to be earned.

             (q) "PERFORMANCE SHARES" means an Award made pursuant to Section 9 which entitles a Participant to receive Shares, their cash equivalent or a combination thereof based on the achievement of performance targets during a Performance Cycle.

             (r) "PERFORMANCE UNITS" means an Award made pursuant to Section 9 which entitles a Participant to receive cash, Stock or a combination thereof based on the achievement of performance targets during a Performance Cycle.

             (s) "PLAN YEAR" means each 12-month period beginning April 1 and ending the following March 31, except that for the first year of the Plan it shall begin on the Effective Date and extend to March 31 of the following year.

             (t) "RESTRICTED STOCK" Means Stock granted under Section 8 that is subject to restrictions imposed pursuant to said Section.

             (u) "SHARE" means a share of Stock.

             (v) "STOCK" means the common stock, $.01 par value, of the Company.

         2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                    SECTION 3
                               PLAN ADMINISTRATION


         The Plan shall be administered by the Board which may from time to time delegate all or part of its authority under this Plan to the Incentive Plan Committee and delegate part of its authority under this Plan with respect to Employees who are not directors or "officers" of the Company (as that term is defined in Rule 16a-1(f), promulgated under the 1934 Act) to the Employee Committee. References herein to the Plan Administrator refer to the Board or, to the extent the Board delegates its authority to the Incentive Plan Committee, to the Incentive Plan Committee. In accordance with the provisions of the Plan, each of the Plan Administrator and the Employee Committee, as applicable, shall, in its sole discretion and except as specifically set forth at Section 7.1(b) and Section 9, select Participants to whom Awards will be granted, the form of each Award, the amount of each

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Award and any other terms and conditions of each Award as the Plan
Administrator or the Employee Committee, as applicable, may deem necessary or desirable and consistent with the terms of the Plan. The Plan Administrator or the Employee Committee, as applicable, shall determine the form or forms of the agreements with Participants which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Plan Administrator may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Plan Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Plan Administrator or the Employee Committee shall be liable for any action or determination made in good faith, and all members of the Plan Administrator and the Employee Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation. The determination, interpretations and other actions of the Plan Administrator and the Employee Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.


                                    SECTION 4
                            STOCK SUBJECT TO THE PLAN


         4.1 NUMBER OF SHARES. Initially, 2,275,344 Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Plan Administrator may from time to time deem necessary. This authorization shall be increased automatically on each succeeding annual anniversary of May 12, 1999 (the "Adjustment Date") by an amount equal to that number of Shares equal to one-half of one percent of the Company's then issued and outstanding Shares. The Shares may be divided among the various Plan components as the Plan Administrator shall determine, except that (i) no more than 1,750,000 Shares shall be cumulatively available for the grant of Incentive Stock Options under the Plan, (ii) no more than 25,000 Shares or the equivalent thereof shall be cumulatively available for discretionary grants to Non-Employee Directors of Non-Statutory Options under Section 7.1(a), Restricted Stock under Section 8, and Performance Shares or Performance Units under Section 9,
(iii) no more than 175,000 Shares shall be cumulatively available for non-discretionary grants to Non-Employee Directors of Non-Statutory Options under Section 7.1(b), (iv) no more than 150,000 options may be granted to an employee in a calendar year, (v) 200,000 shares are expressly reserved for the grant of performance shares, and (vi) the maximum amount of any award of performance shares that can be paid to any employee in any calendar year is 30,000 shares, or the equivalent in dollars, determined on the basis of the market price of the shares as of the effective date of the award. Any portion of the Shares added on each succeeding anniversary of the Adjustment Date which are unused during the Plan Year beginning on such anniversary date shall be carried forward and be available for grant and issuance in subsequent Plan Years, while up to 100% of the Shares to be added in the next succeeding Plan Year (calculated on the basis of the current Plan Year's allocation) may be borrowed

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for use in the current Plan Year. Shares which may be issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

         4.2 UNUSED AND FORFEITED STOCK. Any Shares that are subject to an Award under this Plan which are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Option which expires or is terminated for any reason, any Shares which are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to
Section 15.2 shall automatically become available for use under the Plan. Notwithstanding the foregoing, any Shares used for full or partial payment of the purchase price of the Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 15.2 that were originally Incentive Stock Option Shares must still be considered as having been granted for purposes of determining whether the 1,750,000 Share limitation on Incentive Stock Option grants provided for in Section 4.1 has been reached.

         4.3 ADJUSTMENTS FOR STOCK SPLIT, STOCK DIVIDEND, ETC. If the Company shall at any time increase or decrease the number of its outstanding Shares of Stock or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence:
(i) the shares of Stock as to which Awards may be granted under the Plan; and
(ii) the Shares of Stock then included in each outstanding Option, Performance Share or Performance Unit granted hereunder.

         4.4 DIVIDEND PAYABLE IN STOCK OF ANOTHER CORPORATION, ETC. If the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities of another corporation or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to any Participant then holding an Award for the particular type of Stock for which the dividend or other distribution was made, upon exercise thereof in the case of Options, and the vesting thereof in the case of other Awards. Prior to the time that any such securities or other property are delivered to a Participant in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property which have been set aside by the Company in accordance with this Section are not delivered to a Participant because an Award is not exercised or otherwise vested, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

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         4.5 OTHER CHANGES IN STOCK. In the event there shall be any change, other than as specified in Sections 4.3 and 4.4, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Plan Administrator shall in its discretion determine that such change equitably requires an adjustment in the number or kind of Shares subject to outstanding Awards or which have been reserved for issuance pursuant to the Plan but are not then subject to an Award, then such adjustments shall be made by the Plan Administrator and shall be effective for all purposes of the Plan and on each outstanding Award that involves the particular type of stock for which a change was effected.

         4.6 RIGHTS TO SUBSCRIBE. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the Shares then subject to an Award held by any Participant of the particular class of Stock involved, the Stock or other securities which the Participant would have been entitled to subscribe for if immediately prior to such grant the Participant had exercised his entire Option, or otherwise vested in his entire Award. If, upon exercise of any such Option or the vesting of any other Award, the Participant subscribes for the additional Stock or other securities, the Participant shall pay to the Company the price that is payable by the Participant for such Stock or other securities.

         4.7 GENERAL ADJUSTMENT RULES. If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Award, the Company shall, in lieu of selling or otherwise issuing such fractional Share, pay to the Participant a cash sum in an amount equal to the product of such fraction multiplied by the Fair Market Value of a Share on the date the fractional Share would otherwise have been issued. In the case of any such substitution or adjustment affecting an Option, the total Option Price for the shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Plan Administrator to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed.

         4.8 DETERMINATION BY PLAN ADMINISTRATOR, ETC. Adjustments under this
Section 4 shall be made by the Plan Administrator, whose determinations with regard thereto shall be final and binding upon all parties thereto.


                                    SECTION 5
                          REORGANIZATION OR LIQUIDATION

         In the event that the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Shares), or if all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person (other than a sale or conveyance in which the Company

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continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of
Section 10 do not apply, the Plan Administrator, or the board of directors of any corporation assuming the obligations of the Company, shall have the power and discretion to prescribe the terms and conditions for the exercise of, or modification of, any outstanding Awards granted hereunder. By way of illustration, and not by way of limitation, the Plan Administrator may provide for the complete or partial acceleration of the dates of exercise of the Options, or may provide that such Options will be exchanged or converted into options to acquire securities of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding Options (or the portion thereof that is currently exercisable) in cancellation thereof. The Plan Administrator may remove restrictions on Restricted Stock and may modify the performance requirements for any other Awards. The Plan Administrator may provide that Stock or other Awards granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Awards will expire. Any such determinations by the Plan Administrator may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. The provisions of this Section 5 shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.


                                  SECTION 6
                                PARTICIPATION

         Participants in the Plan shall be those Eligible Employees, Non-Employee Directors or consultants who, in the judgment of the Plan Administrator, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives, or who are otherwise granted Awards pursuant to the automatic grant provisions of Section 7.1(b). Participants may be granted from time to time one or more Awards; provided, however, that except as to Options granted pursuant to Section 7.1(b), the grant of each such Award shall be separately approved by the Plan Administrator, receipt of one such Award shall not result in automatic receipt of any other Award, and written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto; and further provided that Incentive Stock Options shall not be granted to (i) consultants, (ii) Non-Employee Directors or (iii) Eligible Employees of any partnership which is included within the definition of an Affiliated Corporation but whose employees are not permitted to receive Incentive Stock Options under the Internal Revenue Code. Each Participant shall enter into an agreement with the Company, in such form as the Plan Administrator shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Plan Administrator, which date shall be the date of any related agreement with the Participant. In the

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event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                                    SECTION 7
                                  STOCK OPTIONS

         7.1 (a) DISCRETIONARY GRANT OF OPTIONS. Coincident with the following designation for participation in the Plan, and notwithstanding the receipt of an Award or Awards pursuant to Section 7.1(b), a Participant may be granted one or more Options. Notwithstanding any other provision of the Plan, Non-Employee Directors granted an award under this Section 7.1(a) may only be awarded Non-Statutory Options. The Board must approve each such Award and the interested Non-Employee Director must abstain from voting on the Award. Eligible Employees may be awarded Non-Statutory Options, Incentive Stock Options, or both in the Plan Administrator's sole discretion. The Plan Administrator may grant both an Incentive Stock Option and a Non-Statutory Option to the same Participant at the same time or at different times. Incentive Stock Options and Non-Statutory Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

             (b) NON-DISCRETIONARY GRANT OF OPTIONS. Upon the initial election or appointment of a Non-Employee Director to the Company's Board, the Non-Employee Director shall automatically be granted an Option to purchase 10,000 Shares (subject to adjustment pursuant to Section 10 hereof) effective as of the date such person is elected or appointed to the Board, which shall vest in equal installments on the first, second and third anniversaries of election or appointment to the Board. In addition, each Non-Employee Director shall automatically be granted an Option to purchase 3,000 Shares (subject to adjustment pursuant to Section 4.3 hereof) effective as of each anniversary date of such Non-Employee Directors' election to the Board, which Option shall vest one year from the date of grant. The purchase price per Share for the Shares subject to any Option granted under this
Section 7.1(b) shall be 100% of the Fair Market Value of a Share of Stock on the date on which the Option is granted. Subject to the provisions of Section 7.2(d)(i), each Option granted under this Section 7.1(b) shall expire ten years after the date on which it was granted.

         7.2 OPTION AGREEMENTS. Each Option granted under the Plan shall be evidenced by a written stock option agreement which shall be entered into by the Company and the Participant to whom the Option is granted (the "Option Holder"), and which shall contain the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Plan Administrator may consider appropriate in each case.

             (a) NUMBER OF SHARES. Each stock option agreement shall state that it covers a specified number of Shares, as determined by the Plan Administrator. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value of the Shares with respect to which Incentive

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Stock Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the time an Option is granted.

             (b) PRICE. The price at which each Share covered by an Option may be purchased shall be determined in each case by the Plan Administrator and set forth in the stock option agreement, but in no event shall the Option Price for each Share covered by an Incentive Stock Option be less than the Fair Market Value of the Stock on the date the Option is granted; provided that the Option Price for each Share covered by a Non-Statutory Option may be granted at any price less than Fair Market Value, in the sole discretion of the Plan Administrator. In addition, the Option Price for each Share covered by an Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the date the Option is granted.

             (c) DURATION OF OPTIONS. Each stock option agreement shall state the period of time, determined by the Plan Administrator, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must expire, in all cases, not more than ten years from the date an Option is granted; provided, however, that the Option Period of an Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must expire not more than five years from the date such an Option is granted. Each stock option agreement shall also state the periods of time, if any, as determined by the Plan Administrator, when incremental portions of each Option shall vest. Except as provided in Sections 5 and 10, no portion of any Option shall vest before six months after the date of grant of the Option. If any Option is not exercised during its Option Period, it shall be deemed to have been forfeited and of no further force or effect.

             (d) TERMINATION OF EMPLOYMENT, DEATH, DISABILITY, ETC. Except as otherwise determined by the Plan Administrator, each stock option agreement shall provide as follows with respect to the exercise of the Option upon termination of the directorship, employment, consultancy or the death of the Option Holder:

                 (i)    TERMINATION OF DIRECTORSHIP OF NON-EMPLOYEE DIRECTORS.

                        (A) If a Non-Employee Director's term as a director of the Company shall terminate for any reason other than death or disability, any Options held by the Option Holder, to the extent exercisable under the applicable stock option agreement(s), shall remain exercisable after termination of his director status for a period of three months, but in no event beyond the applicable Option Period.

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                        (B) If a Non-Employee Director's term as a director
of the Company terminates because the Participant dies or is disabled within the meaning of Section 22(e)(3) of the Code while, or within three months after, serving as a director, any Options then held by the Participant, to the extent then exercisable under the applicable stock option agreement(s), shall remain exercisable after the termination of his directorship for a period of twelve months, but in no event beyond the applicable Option Period.

                 (ii)   TERMINATION OF EMPLOYMENT OR CONSULTANCY.

                        (A) If the employment or consultancy of the Option Holder is terminated within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures. The effect of this subsection 7.2(d)(ii) shall be limited to determining the consequences of a termination, and nothing in this subsection 7.2(d)(ii) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee or consultant.

                        (B) If the Option Holder terminates his employment or consultancy with the Company in a manner determined by the Board, in its sole discretion, to constitute retirement (which determination shall be communicated to the Option Holder within 10 days of such termination), the Option may be exercised by the Option Holder, or in the case of death by the persons specified in subsection (C) of this subsection 7.2(d)(ii), within three months following his or her retirement if the Option is an Incentive Stock Option or within twelve months following his or her retirement if the Option is a Non-Statutory Stock Option (provided in each case that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of employment or consultancy.

                        (C) If the Option Holder dies, or if the Option Holder becomes disabled (within the meaning of Section 22(e) of the Internal Revenue Code), during the Option Period while still employed or consulting, or within the three-month period referred to in (D) below, or within the three or twelve-month period referred to in (B) above, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within twelve months following the Option Holder's death or disability (provided in each case that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's death or disability.

                        (D) If the employment or consultancy of the Option Holder by the Company is terminated (which for this purpose means that the Option Holder is no longer employed by the Company or by an Affiliated Corporation) within the Option Period for any reason other than cause, retirement as provided in (B) above, disability or the Option Holder's death, the Option may be exercised by the Option Holder within three months following the date of such

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termination (provided that such exercise must occur within the Option
Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of termination of employment or consultancy.

                        (e) TRANSFERABILITY. Each stock option agreement shall provide that the Option granted therein is not transferable by the Option Holder except by will or pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, Title I of the Employee Retirement Income Security Act ("ERISA"), and that such Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative.

                        (f) EXERCISE, PAYMENTS, ETC.

                            (i)   Each stock option agreement shall provide
that the method for exercising the Option granted therein shall be by delivery to the Corporate Secretary of the Company of written notice specifying the number of Shares with respect to which such Option is exercised (which must be in an amount evenly divisible by 100) and payment of the Option Price. Such notice shall be in a form satisfactory to the Plan Administrator and shall specify the particular Option (or portion thereof) which is being exercised and the number of Shares with respect to which the Option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Option Holder. If certificates representing Stock are used to pay all or part of the Option Price, separate certificates for the same number of shares of Stock shall be issued by the Company and delivered to the Option Holder representing each certificate used to pay the Option Price, and an additional certificate shall be issued by the Company and delivered to the Option Holder representing the additional shares, in excess of the Option Price, to which the Option Holder is entitled as a result of the exercise of the Option.

                            (ii)  The exercise price shall be paid by any of
the following methods or any combination of the following methods:

                                  (A) in cash;

                                  (B) by cashier's check payable to the order
of the Company;

                                  (C) by delivery to the Company of
certificates representing the number of Shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Option Holder for such minimum period of time as may be established from time to time by the Plan

Administrator; for purposes of this Plan, the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day the delivery of the certificates for the Stock used as payment of the Option Price; or

                                  (D) by delivery to the Company of a
properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder necessary to pay the exercise price.

                            (iii) In the discretion of the Plan
Administrator, the Company may guaranty a third-party loan obtained by a Participant to pay part or all of the Option Price of the Shares provided that such loan or the Company's guaranty is secured by the Shares.

                        (g) DATE OF GRANT. Except as provided in Section 7.1(b), an option shall be considered as having been granted on the date specified in the grant resolution of the Plan Administrator.

                        (h) WITHHOLDING.

                                  (A) NON-STATUTORY OPTIONS. Each stock
option agreement covering Non-Statutory Options shall provide that, upon exercise of the Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by applicable federal and state income tax laws, including payment of such taxes through delivery of Stock or by withholding Stock to be issued under the Option, as provided in Section 15.

                                  (B) INCENTIVE OPTIONS. In the event that a
Participant makes a disposition (as defined in Section 424(c) of the Internal Revenue Code) of any Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of two years from the date on which the Incentive Stock Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Participant shall send written notice to the Company at its principal office in Denver, Colorado (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Participant shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable federal and state income tax laws.

                        (i) ADJUSTMENT OF OPTIONS. Subject to the limitations contained in Sections 7 and 14, the Plan Administrator may make any adjustment in the Option Price, the number of shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or re-grant may result in terms and conditions (including Option Price, number of shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original Option. The Plan Administrator may not, however, adversely affect the rights of any Participant to previously granted Options without the consent of such Participant. If such action is affected by amendment, the effective date of such amendment shall be the date of the original grant.

         7.3 STOCKHOLDER PRIVILEGES. No Option Holder shall have any rights as a stockholder with respect to any Shares covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Section 4.

                                  SECTION 8
                           RESTRICTED STOCK AWARDS

         8.1 AWARDS GRANTED BY PLAN ADMINISTRATOR. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Restricted Stock Awards consisting of Shares. The number of Shares granted as a Restricted Stock Award shall be determined by the Plan Administrator.

         8.2 RESTRICTIONS. A Participant's right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by the Company for a restriction period specified by the Plan Administrator, or the attainment of specified performance goals and objectives, as may be established by the Plan Administrator with respect to such award. The Plan Administrator may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award.

         8.3 PRIVILEGES OF A STOCKHOLDER, TRANSFERABILITY. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Section 8 upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber or otherwise transfer such Stock shall be subject to the limitations of Section
11.2 hereof.

         8.4 ENFORCEMENT OF RESTRICTIONS. The Plan Administrator may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Section 8.2 and 8.3:

             (a) Placing a legend on the stock certificates referring to the restrictions;

             (b) Requiring the Participant to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

             (c) Requiring that the stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

         8.5 TERMINATION OF EMPLOYMENT, DEATH, DISABILITY, ETC. In the event of the death or disability (within the meaning of Section 22(e) of the Internal Revenue Code) of a Participant, or the retirement of a Participant as provided in Section 7.2(d)(ii)(B), all employment period and other restrictions applicable to Restricted Stock Awards then held by him shall lapse, and such awards shall become fully nonforfeitable. Subject to Sections 5 and 10, in the event of a Participant's termination of services for any other reason, any Restricted Stock Awards as to which the employment period or other restrictions have not been satisfied shall be forfeited.

                                    SECTION 9
                    PERFORMANCE SHARES AND PERFORMANCE UNITS

         9.1 AWARDS GRANTED BY PLAN ADMINISTRATOR. Coincident with or following designation for participation in the Plan, a Participant may be granted Performance Shares or Performance Units.

         9.2 AMOUNT OF AWARD. The Plan Administrator shall establish a maximum amount of a Participant's Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units, and which may not exceed 30,000 shares, or the equivalent amount in cash, determined on the basis of the market price as of the effective date of the award, to be paid to any employee in any calendar year.

         9.3 COMMUNICATION OF AWARD. Written notice of the maximum amount of a Participant's Award and the Performance Cycle determined by the Plan Administrator shall be given to a Participant as soon as practicable after approval of the Award by the Plan Administrator.

         9.4 AMOUNT OF AWARD PAYABLE. The Incentive Plan Committee shall establish maximum and minimum performance targets to be achieved during the applicable Performance Cycle, subject to the limitation set forth in 9.2. Performance targets established by the Incentive Plan Committee shall be limited exclusively to the following business criteria: earnings, growth in earnings, ratio of earnings to equity or assets, cash flow, growth in cash flow, ratio of cash flow to equity or assets, growth in proved reserves quantities or values, stockholder return vs. peer group returns, levels of costs per unit of production, finding and development costs per unit, and levels of debt per proved reserves quantities or values. In establishing the performance targets, components of performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. Achievement of the maximum performance target shall entitle the Participant to payment (subject to Section 9.6) at the full or maximum amount specified with respect to the Award; provided, however, that notwithstanding any other provisions of this Plan, in the case of an Award of Performance Shares the Incentive Plan Committee in its discretion may establish an upper limit on the amount payable (whether in cash or Stock) as a result of the achievement of the maximum performance target. The Incentive Plan Committee may also establish that a portion of a full or maximum amount of a Participant's Award will be paid (subject to Section 9.6) for performance which exceeds the minimum performance target but falls below the maximum performance target applicable to such Award.

         9.5 PAYMENTS OF AWARDS. Following the conclusion of each Performance Cycle, the Plan Administrator shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Cycle. The Plan Administrator shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or some combination thereof. Payment shall be made in a lump sum or installments, as determined by the Plan Administrator, commencing as promptly as practicable following the end of the applicable Performance Cycle, subject to such terms and conditions and in such form as may be prescribed by the Plan Administrator.

         9.6 TERMINATION OF EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY. If a Participant ceases to be an Eligible Employee, Non-Employee Director, or consultant before the end of a Performance Cycle by reason of his death, permanent disability or retirement as provided in Section 7.2(d)(ii)(B), the Performance Cycle for such Participant for the purpose of determining the amount of the Award payable shall end at the end of the calendar quarter immediately preceding the date on which such Participant ceased to be an Eligible Employee, Non-Employee Director or consultant. The amount of an Award payable to a Participant to whom the preceding sentence is applicable shall be paid at the end of the Performance Cycle and shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was an Eligible Employee, Non-Employee Director or consultant and the denominator of which is the number of full calendar quarters in the Performance Cycle. Upon any other termination of services of a Participant during a Performance Cycle, participation in the Plan shall cease and all outstanding Awards of Performance Shares or Performance Units to such Participant shall be canceled.

                                SECTION 10
                             CHANGE IN CONTROL

         10.1 OPTIONS, RESTRICTED STOCK. In the event of a change in control of the Company as defined in Section 10.3, then the Plan Administrator may, in its sole discretion, without obtaining stockholder approval, to the extent permitted in Section 14, take any or all of the following actions: (a) accelerate the exercise dates of any outstanding Options or make all such Options fully vested and exercisable; (b) grant a cash bonus award to any Option Holder in an amount necessary to pay the Option Price of all or any portion of the Options then held by such Option Holder; (c) pay cash to any or all Option Holders in exchange for the cancellation of their outstanding Options in an amount equal to the different between the Option Price of such Options and the greater of the tender offer price for the underlying Stock or the Fair Market Value of the Stock on the date of the cancellation of the Options; (d) make any other adjustments or amendments to the outstanding Options and (e) eliminate all restrictions with respect to Restricted Stock and deliver Shares free of restrictive legends to any Participant.

         10.2 PERFORMANCE SHARES AND PERFORMANCE UNITS. Under the circumstances described in Section 10.1, the Plan Administrator may, in its sole discretion, and without obtaining stockholder approval, to the extent permitted in Section 14, provide for payment of outstanding Performance Shares and Performance Units at the maximum award level or any percentage thereof.

         10.3 DEFINITION. For purposes of the Plan, a "change in control" shall be deemed to have occurred if (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Mr. Michael Smith is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 33-1/3 percent of the then outstanding voting stock of the Company; or (b) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                                   SECTION 11
                        RIGHTS OF EMPLOYEES; PARTICIPANTS

         11.1 EMPLOYMENT; TENURE. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment or consultancy by the Company or tenure as a Non-Employee Director of the Company, or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or consultancy or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of services shall be determined by the Plan Administrator at the time. Nothing in this Plan shall interfere in any way with the right of the stockholders of the Company to remove a Participant Non-Employee Director from the Board pursuant to the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws.

         11.2 NONTRANSFERABILITY. No right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant except pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, Title I of ERISA, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event or a Participant's death, a Participant's rights and interests in Options shall, to the extent provided in Section 7, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Plan Administrator a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Plan Administrator with evidence satisfactory to the Plan Administrator of such status.

                                 SECTION 12
                             GENERAL RESTRICTIONS

         12.1 INVESTMENT REPRESENTATIONS. The Company may require any person to whom an Option or other Award is granted, as a condition of exercising such Option or receiving Stock under the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option or the Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

         12.2 COMPLIANCE WITH SECURITIES LAWS. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Plan Administrator. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

         12.3 STOCK RESTRICTION AGREEMENT. The Plan Administrator may provide that shares of Stock issuable upon the exercise of an Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's term of service with the Company. The acceleration of time or times at which an Option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

                                    SECTION 13
                             OTHER EMPLOYEE BENEFITS

         The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the grant or vesting of any other Award shall not constitute "earnings" with respect to which any other employee benefits of such participant are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

                                    SECTION 14
                   PLAN AMENDMENT, MODIFICATION AND TERMINATION

         The Board may at any time terminate, and from time-to-time may amend or modify, the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

         No amendment, modification or termination of the Plan shall in any manner adversely affect any Awards theretofore granted under the Plan, without the consent of the Participant holding such Awards.

                                    SECTION 15
                                    WITHHOLDING

         15.1 WITHHOLDING REQUIREMENT. The Company's obligations to deliver Shares upon the exercise of an Option, or upon the vesting of any other Award, shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

         15.2 WITHHOLDING WITH STOCK. At the time the Plan Administrator grants an Award, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Participant, Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Plan Administrator. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have Shares withheld for this purpose will be subject to the following restrictions:

              (a) All elections must be made prior to the Tax Date.

              (b) All elections shall be irrevocable.

              (c) If the Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

                                   SECTION 16
                             BROKERAGE ARRANGEMENTS

         The Plan Administrator, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options, including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the Shares acquired upon such exercise.

                                   SECTION 17
                           NONEXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Affiliated Corporation now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

                                   SECTION 18
                               REQUIREMENTS OF LAW

         18.1 REQUIREMENTS OF LAW. The issuance of stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

         18.2 FEDERAL SECURITIES LAW REQUIREMENTS. If a Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934

Act available under that Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant which describes the Award.

         18.3 GOVERNING LAW. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                   SECTION 19
                              DURATION OF THE PLAN

         The Plan shall terminate at such time as may be determined by the Board of Directors, and no Award shall be granted after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on March 9, 2002. Awards outstanding at the time of the Plan termination may continue to be exercised or earned in accordance with their terms.


Amended: May 12, 1999                  BASIN EXPLORATION, INC.


                                       By  /s/ MICHAEL S. SMITH
                                          ---------------------------
                                          Michael S. Smith, President

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